Exhibit 99.1
UNAUDITED PRO FORMA COMBINED
FINANCIAL INFORMATION
On June 8, 2017, Centennial Resource Development, Inc. (“CDEV” or the “Company”) and its subsidiary, Centennial Resource Production, LLC, a Delaware limited liability company (“CRP”), consummated the acquisition of certain undeveloped acreage and producing oil and natural gas properties in the core of the Northern Delaware Basin (the “GMT Acquisition”) from GMT Exploration Company LLC, a Delaware limited liability company (“GMT”), pursuant to the Purchase and Sale Agreement, dated as of April 28, 2017, by and between CRP and GMT. CRP funded the GMT Acquisition with the net proceeds from CDEV’s previously announced private placement of shares of its Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) which closed simultaneously with the GMT Acquisition (the “Class A Common Stock Issuance”).
The unaudited pro forma combined statement of operations of CDEV for the six months ended June 30, 2017 gives effect to the following transactions (for purposes of this section, collectively, the “Transactions”) as if they were consummated on January 1, 2017, the beginning of the earliest period presented:

•
the acquisition by the Company of certain oil and natural gas properties, substantially all of which are located in Lea County, New Mexico, from GMT (the “GMT Properties”), which purchase was consummated on June 8, 2017; and

•	the issuance by the Company of 23,500,000 shares of Class A Common Stock through a private placement in connection with the GMT Acquisition.
The historical consolidated statement of operations has been adjusted in the unaudited pro forma combined statement of operations to give pro forma effect to events that are: (1) directly attributable to the Transactions; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results following the completion of the Transactions. The unaudited pro forma combined statement of operations reflect pro forma adjustments based on available information and certain assumptions that we believe are reasonable. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined statement of operations are described in the accompanying notes. In the Company’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma combined statement of operations has been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma combined statement of operations;

•
the historical audited financial statements of the Company for the period from January 1, 2016 to October 10, 2016 (Predecessor Company operations) and October 11, 2016 to December 31, 2016 (Successor Company operations), which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2017 (the “Annual Report”);

•
the historical unaudited financial statements of the Company as of and for the six months ended June 30, 2017, which are included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 filed with the SEC on August 9, 2017 (the “Quarterly Report”);

•
the historical statement of revenues and direct operating expenses of GMT Properties for the year ended December 31, 2016 and the three months ended March 31, 2017 and 2016, which are included as Exhibit 99.1 in the Form 8-K/A filed with the SEC on August 7, 2017;

•
the unaudited pro forma combined statement of operations for the three months ended March 31, 2017 and for the year ended December 31, 2016, and the unaudited pro forma combined balance sheet as of March 31, 2017, which are included as Exhibit 99.2 in the Form 8-K/A filed with the SEC on August 7, 2017;

•	other information relating to the Company and CRP contained in the Annual Report and the Quarterly Report.

The unaudited pro forma combined statement of operations has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated. Further, the unaudited pro forma combined statement of operations does not purport to project the future operating results or financial position of the Company following the completion of the acquisition of the GMT Properties and the other related transactions, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma combined statement of operations and are subject to change as additional information becomes available and analyses are performed.

Centennial Resource Development, Inc.
Unaudited Pro Forma Combined Statement of Operations
Six Months Ended June 30, 2017
(in thousands, except per share data)

	CDEV Historical	(a) GMT Properties	Pro forma Adjustments		Pro forma Combined
Net revenues
Oil sales	$117,416	$12,505	$—		$129,921
Natural gas sales	20,374	739	—		21,113
NGL sales	14,371	746	—		15,117
Total net revenues	152,161	13,990	—		166,151
Operating expenses
Lease operating expenses	15,551	3,430	—		18,981
Severance and ad valorem taxes	7,910	1,209	—		9,119
Gathering, processing, and transportation expenses	12,647	383	—		13,030
Depreciation, depletion, and amortization	60,460	—	2,073	(b)	62,533
Abandonment expense and impairment of unproved properties	(29)	—	—		(29)
Exploration expense	2,470	—	—		2,470
General and administrative expenses	22,706	—	—		22,706
Total operating expenses	121,715	5,022	2,073		128,810
Total operating income (loss)	30,446	8,968	(2,073)		37,341
Other income (expense)
Gain on sale of oil and natural gas properties	7,357	—	—		7,357
Interest expense	(1,117)	—	(471)	(c)	(1,588)
Net gain on derivative instruments	6,288	—	—		6,288
Other income (expense)	12,528	—	(471)		12,057
Income (loss) before income taxes	42,974	8,968	(2,544)		49,398
Income tax expense	(9,069)	—	(2,120)	(d)	(11,189)
Net income (loss)	33,905	8,968	(4,664)		38,209
Less: Net income attributable to noncontrolling interest	3,320	—	496	(e)	3,816
Net income (loss) attributable to common shareholders	$30,585	$8,968	$(5,160)		$34,393
Net income (loss) per common share
Basic	0.14				0.15	(f)
Diluted	0.14				0.14	(f)
Weighted average common shares outstanding
Basic	212,759	—	20,514	(g)	233,273	(f)
Diluted	233,961	—	20,514	(g)	254,475	(f)

1.	Basis of Pro Forma Presentation
Overview
On June 8, 2017, the Company and its subsidiary CRP consummated the acquisition of certain undeveloped acreage and producing oil and natural gas properties in the core of the Northern Delaware Basin from GMT, pursuant to the Purchase and Sale Agreement, dated as of April 28, 2017, by and between CRP and GMT. CRP funded the GMT Acquisition with the net proceeds from CDEV’s previously announced private placement of shares of its Class A Common Stock, which closed simultaneously with the GMT Acquisition. The unaudited pro forma combined statement of operations has been derived from the historical consolidated financial statements of the Company, historical statements of revenues and direct operating expenses of the GMT Properties and GMT’s management accounts for such properties for the period subsequent to March 31, 2017.
The unaudited pro forma combined statement of operations for the six months ended June 30, 2017 give effect to the GMT Acquisition and the related Class A Common Stock Issuance, as if these transactions had occurred on January 1, 2017. The unaudited pro forma combined statement of operations reflects pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that we believe are reasonable, however, actual results may differ from those reflected in this statement. In the Company’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma combined statement of operations does not purport to represent what the Company’s financial position or results of operations would have been if the GMT Acquisition had actually occurred on the dates indicated above, nor are they indicative of the Company’s future financial position or results of operations.
The unaudited pro forma combined statement of operations should be read in conjunction with (i) the Company’s historical audited financial statements and related notes for the period from January 1, 2016 to October 10, 2016 (Predecessor Company operations) and October 11, 2016 to December 31, 2016 (Successor Company operations), as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in the Annual Report, (ii) the Company’s historical unaudited financial statements and related notes for the six months ended June 30, 2017, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in the Quarterly Report, (iii) the historical statement of revenues and direct operating expenses of GMT Properties for the year ended December 31, 2016 and the three months ended March 31, 2017 and 2016, which are included as Exhibit 99.1 in the Form 8-K/A filed with the SEC on August 7, 2017, and (iv) the unaudited pro forma combined statement of operations for the three months ended March 31, 2017 and for the year ended December 31, 2016, and the unaudited pro forma combined balance sheet as of March 31, 2017, which are included as Exhibit 99.2 in the Form 8-K/A filed with the SEC on August 7, 2017.
The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. One-time transaction-related costs incurred in connection with the GMT Acquisition and the other related transactions are not included in the unaudited pro forma combined statement of operations, as they are not expected to have a continuing impact on the Company’s results.

2.	Adjustments to the Unaudited Pro Forma Combined Statements of Operations
The following adjustments have been made to the accompanying unaudited pro forma combined statement of operations for the six months ended June 30, 2017:

a.
Represents the results of operations from the assumed January 1, 2017 transaction date through June 8, 2017, the closing date of the GMT acquisition (the “Closing Date”), related to the GMT Properties purchased by the Company. Results of the GMT Properties following the Closing Date have been included in the Company’s historical statement of operations for the six months ended June 30, 2017.

b.
Represents the incremental depreciation, depletion, and amortization (“DD&A”) resulting from GMT Properties being depleted from the assumed January 1, 2017 transaction date through the June 8, 2017 Closing Date. DD&A for the GMT Properties following the Closing Date has been included in the Company’s historical statement of operations for the six months ended June 30, 2017.

c.
Reflects (i) incremental interest expense on amounts borrowed by the Company under its credit facility to fund a portion of GMT Acquisition, since the assumed January 1, 2017 transaction date through the June 8, 2017 Closing

Date, and (ii) additional unutilized commitment fees on the credit facility, which were incurred due to borrowing base increases resulting from the GMT Acquisition.

d.
Reflects the income tax effects of the pro forma adjustments presented based on CDEV’s federal statutory rate of 35%, which has been adjusted to incorporate all applicable state and local income taxes net of the effects of its non-controlling interests.

e.	Represents the net income attributable to non-controlling interests, associated with the cumulative net effect of all pro forma adjustments presented for the six months ended June 30, 2017.

f.
Pro forma basic net income per common share is computed by dividing pro forma net income attributable to the combined entity by the weighted average number of common shares outstanding for the six months ended June 30, 2017. Pro forma dilutive net income per common share is computed by dividing adjusted pro forma net income attributable to the combined entity by the weighted average number of diluted common shares outstanding, which includes the effect of potentially dilutive securities. Potentially dilutive securities for the pro forma diluted earnings per share calculation consists of unvested restricted stock awards and outstanding stock options and warrants using the treasury stock method.

g.	Represents the June 8, 2017 Class A Common Stock Issuance of 23.5 million shares as if they had been issued on the assumed January 1, 2017 transaction date.

4